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                                                                   Exhibit 10.13

                           DEFERRED COMPENSATION PLAN
                          FOR NON-EMPLOYEE DIRECTORS OF
                      JOHN HANCOCK FINANCIAL SERVICES, INC.

                (As Amended and Restated as of December 2, 2002)

ARTICLE I

DEFERRAL OF COMPENSATION


1.1 PURPOSE AND ELIGIBILITY. This Deferred Compensation Plan for Non-Employee Directors of John Hancock Financial Services, Inc. ("the Plan") is adopted in order to allow each Eligible Director of John Hancock Financial Services, Inc. ("the Company") and John Hancock Life Insurance Company (the "Life Company") to defer the receipt of part of his or her Compensation to some future date or dates. The term Eligible Director shall mean any person serving on the Company's or the Life Company's Board of Directors or any committee thereof who is not an employee of the Company or the Life Company. An Eligible Director may participate in the Plan by executing an Irrevocable Election as set forth below. "Participant" shall refer to any Eligible Director who executes such an Irrevocable Election.

1.2    IRREVOCABLE ELECTION.

       A. Except as provided in Section 1.2(B), prior to the first day of each calendar year in which Compensation is expected to be earned or awarded, each Participant shall make an Irrevocable Election on a form provided by the Company to receive such Compensation in cash or to defer payment until:

            1. a specific date not less than five years from the date of election, or

            2. the calendar year next following the calendar year in which occurs the termination of services as an Eligible Director for any reason.

       Except as provided in Section 3.3, all amounts deferred under this Section shall be payable in the month of January (the "Payment Commencement Date").

       B. Any Eligible Director becoming eligible during a calendar year shall make the Irrevocable Election described in 1.2(A) within 30 days of the date of eligibility, on a form provided by the Company and such Irrevocable Election shall be effective only as to Compensation earned after the effective date of the election during the remainder of the year. Such an Eligible Director shall make an Irrevocable Election for the ensuing calendar year and each calendar year thereafter as set forth in Section 1.2(A).

       C. Amounts deferred under the Plan and interest thereon, as described in Article III, shall be credited to a Deferral Account established on behalf of each Participant. Each Deferral Account shall be a mere bookkeeping account subject to the provisions of Section 5.23.

       D. Failure to file an Irrevocable Election shall be deemed to be an election to receive all Compensation in the year earned.

1.3 COMPENSATION. Compensation shall consist of the cash portion of the annual retainer and any committee chairman retainers and attendance fees (all of which shall be determined from time to time by the Board of Directors or Compensation Committee of the Company).


ARTICLE II

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DISTRIBUTION OF DEFERRED COMPENSATION


2.1 DISTRIBUTION OF DEFERRED COMPENSATION; WAIVER. A Participant may at any time prior to the end of the calendar year that is at least 12 months prior to the Payment Commencement Date, on a form provided by the Company, one of the following methods of distribution:

                (A)   lump sum, or

                (B) annual installments for a period specified by the Participant, commencing on the Payment Commencement Date and terminating no later than twenty (20) years from such date.

In the event a Participant fails to make this election, payment shall be made in the form of a lump sum.

In addition, in lieu of the deferral options described above, a Participant may irrevocably elect to waive the receipt of all or part of his or her Deferral Account. An election to waive must be made, on a form and in a manner approved by the Company, on or before the last day of the calendar year preceding the year in which distribution is scheduled to occur. If so elected, the Participant agrees to waive part or all of the his or her rights to his or her Deferral Account in exchange for the purchase by the Company of a split dollar life insurance policy insuring the life of the Participant or the joint lives of the Participant and his or her spouse. Notwithstanding the Payment Commencement Date selected by the Participant, the purchase by the Company of the split dollar life insurance policy shall not occur until after the Participant terminates his service as a Director of the Company. The form of the life insurance policy shall be as mutually agreed to by the Participant and the Company. If the Participant elects this waiver, all rights with respect to his or her Deferral Account under the this plan shall cease and any survivor benefits shall be governed by the terms of the split dollar life insurance policy purchased by the Company under the waiver option.

2.2 BENEFICIARIES; PAYMENT ON DEATH. A Participant may designate on a form provided by the Company a beneficiary or beneficiaries to receive upon the Participant's death any unpaid amounts credited to the Participant's Deferral Account. At any time, and from time to time, a Participant may change or revoke his or her beneficiary designation without the consent of any beneficiary. Any such designation, change or revocation must be made by executing a new beneficiary designation form and filing such form with the Company. If the Participant designates more than one beneficiary, any payments to beneficiaries will be made in equal percentages unless the Participant designates otherwise. Upon the Participant's death, any portion of the Participant's Deferral Account that is not payable to a designated beneficiary will be paid to the Participant's estate in the form of a lump sum.

2.3 PERMANENT DISABILITY. If a Participant becomes permanently disabled before payment of all or any part of amounts credited to his or her Deferral Account, the balance in such Deferral Account shall be paid in a lump sum as soon as practicable after the occurrence of such disability, unless, in the sole discretion of the Compensation Committee of the Company, the disabled individual is allowed to make a new election regarding distribution under Section 2.1. The determination of permanent disability for this purpose shall be made by a medical doctor selected by the Policy Committee of the Company.

2.4 ACCELERATION OF PAYMENT. In the best interest of the financial integrity and administration of the Plan, the Compensation Committee of the Company may at any time accelerate the election made by a Participant as to a distribution under the Plan with the result that a term of years may be shortened, or a lump sum may be substituted for a term of years.

2.5 IMMEDIATE PAYMENT SUBJECT TO BENEFIT REDUCTION. If, under Section 2.1, a Participant has previously elected to receive his Deferral Account in the form of installment payments, such Participant may elect, at any time prior to his Payment Commencement Date, to receive his or her Deferral Account in the form of a lump sum payment, subject to a reduction in the amount of the Participant's Deferral Account equal to 7%.


ARTICLE III

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INTEREST ON DEFERRAL ACCOUNT; DEFERRED STOCK UNITS


3.1 INTEREST ON DEFERRED COMPENSATION. Interest on deferred compensation shall be credited on the basis of the rate of interest for ten-year Treasury Constant Maturities. The determination of the interest rate to be credited and the calculation of interest due under this Article shall be subject to the sole discretion and authority of the Company. The Company shall be entitled to establish rules and procedures to facilitate the calculations described herein.

3.2 ADDITIONS TO BALANCE OWING. The amount of interest added to the Deferral Account in accordance with Section 3.1 above shall become part of the balance owing to a Participant.

3.3 DEFERRED STOCK UNITS. Except to the extent that a Participant elects installment options pursuant to section 2.1(B), in lieu of receiving interest on his/her Deferred Compensation, a Participant who is an Eligible Director of the Company may elect (in increments of 25%, 50%, 75%, or 100%) to invest his Deferred Compensation in the form of deferred stock units of the Company. Deferred stock units are not actual shares of stock and cannot be settled in or surrendered for shares of stock. Instead, they are distinct investments administered by the Company under this Plan that provide a return on the deferred amount equal to the return that would occur if the deferred amount were actually used to purchase shares of the Company's common stock ("JHFS Stock"), including the immediate reinvestment of cash dividends when paid into shares of JHFS Stock. Holders of deferred stock units have no voting rights or any attributes of stock ownership other than such equivalent economic return. The number of deferred stock units received by each Participant electing under this paragraph upon each deferral shall be equal to the amount of each deferral divided by the per share Fair Market Value (as then defined in the Company's 1999 Long-Term Stock Incentive Plan) of JHFS Stock on the effective date of the deferral.

Notwithstanding Section 1.2, if the Payment Commencement Date under Section 1.2 occurs prior to the lapse of the restrictions on deferred stock units under the terms of the Non-Employee Directors' Long-Term Stock Incentive Plan, then the Payment Commencement Date with respect to the restricted stock units will not occur until the month following the lapse of such restrictions, in the same form elected under Section 2.1.


ARTICLE IV

HARDSHIP DISTRIBUTION PROVISIONS


4.1 HARDSHIP DISTRIBUTION. A hardship distribution may be paid from a Deferral Account upon a finding by the Compensation Committee of the Company that a Participant has incurred a Financial Hardship, as defined below. An amount reasonably necessary to meet the Financial Hardship, up to 100% of a Deferral Account, may be paid. The hardship distribution shall be made in a lump sum payment. Applications for hardship distributions shall be made in writing. The Compensation Committee shall issue a written determination with respect to such application. Written proof of a Financial Hardship may be requested. The Compensation Committee will also determine the date of payment for a hardship distribution. A Participant's Deferral Account shall be reduced by the amount of any hardship distribution.

       For purposes of this section, a Financial Hardship is any unforeseen, unanticipated emergency caused by an event beyond the control of the Participant which would result in severe financial hardship to the Participant if early withdrawal were not permitted.


ARTICLE V

GENERAL

5.1 PLAN AMENDMENT AND TERMINATION. The Company's Board of Directors may amend the Plan

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at any time and authorizes the Company's Senior Committee to make any changes of a technical nature that it deems appropriate to carry out the terms of the Plan. The Company's Board of Directors may terminate the Plan at any time. Upon termination of the Plan, a Participant's Deferral Account shall be distributed in accordance with Article II, subject to the Compensation Committee's right to accelerate payment as provided in Section 2.4.

5.2 NO RIGHT TO CORPORATE ASSETS. The Plan is intended to be a non-qualified, unfunded, deferred compensation plan. The Company will not be required to reserve, segregate, or deposit any funds or assets of any kind to meet the obligations hereunder. Nothing in this Plan will give a Participant, a Participant's beneficiary or any other person any equity or other interest in the assets of the Company, or create a trust of any kind or a fiduciary relationship of any kind between the Company and any such person. Any rights that a Participant, beneficiary or other person may have under this Plan shall not be assignable by any such person. Nothing contained herein shall prevent the Company, in its sole discretion, from establishing a trust, including a so-called rabbi trust, for the purpose of providing for the payment of obligations arising under the Plan. The assets of such trust shall remain subject to the claims of the Company's creditors, and no Participant shall have any interest in the assets of such trust. The Company shall have no further obligation with respect to amounts paid from any such trust.

5.3 LIMITATION ON RIGHTS CREATED BY PLAN. Nothing in this Plan will give a Participant any right to continue as a Director of the Company or the Life Company.

5.4 INTERPRETATION. This Plan will be construed, enforced and administered according to the laws of the Commonwealth of Massachusetts.

5.5 ADMINISTRATION. The Company may adopt any rules and procedures it deems appropriate to provide for the orderly and efficient administration of the Plan.

5.6 CHANGE OF CONTROL. For two years after a Change of Control, the Plan may not be terminated nor may the Plan be amended if such amendment would serve to reduce the amount of any benefit provided under this Plan below the amount that would have been payable on the date immediately preceding the date the Change of Control occurred or in any way adversely affect the rate of amount of benefit vesting or benefit accrual in effect on the date immediately preceding the date the Change of Control occurred.

A "Change of Control" shall be deemed to have occurred if:

(i) any Person (as defined below) has acquired, "beneficial ownership" (within the meaning of Rule 13d-3, as promulgated under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of the Company or John Hancock Life Insurance Company representing 30% or more of the combined Voting Power (as defined below) of the securities of the Company or John Hancock Life Insurance Company; provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change of Control by virtue of an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, John Hancock Life Insurance Company, or any Affiliate; or

(ii) within any 24-month period, the persons who, at the beginning of such period, were members of the Board (the "Incumbent Company Directors") shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election to the Board, by at least two-thirds (2/3) of the Incumbent Company Directors then still in office shall be deemed to be an Incumbent Company Director for purposes of this subclause (ii); provided, however, that no individual initially elected or nominated for election to the Board as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any Person other than the Board shall be deemed to be an Incumbent Company Director; or

(iii) within any 24-month period, the persons who, at the beginning of such period, were members of the John Hancock Life Insurance Company Board (the "Incumbent John Hancock Life Insurance Company Directors") shall cease to constitute at least a majority of the John Hancock Life Insurance Company Board or the board of directors of any successor to John Hancock Life Insurance Company; provided, however, that any director elected to the John Hancock Life Insurance Company Board, or nominated for election to the John Hancock Life Insurance Company Board, by at least two-thirds (2/3) of the Incumbent John Hancock Life Insurance Company Directors then still in

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office shall be deemed to be an Incumbent John Hancock Life Insurance Company
Director for purposes of this subclause (iii); provided, however, that no individual initially elected or nominated for election to the John Hancock Life Insurance Company Board as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any Person other than the John Hancock Life Insurance Company Board shall be deemed to be an Incumbent John Hancock Life Insurance Company Director; or

(iv) upon the consummation of a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company (a "Company Corporate Event") and immediately following the consummation of which the stockholders of the Company, immediately prior to such Company Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of

(A) in the case of a merger or consolidation, the surviving or resulting corporation,

(B)   in the case of a statutory share exchange, the acquiring corporation,

(C) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Company Corporate Event, holds more than 25% of the consolidated assets of the Company immediately prior to such Company Corporate Event, [provided that no Change of Control shall be deemed to have occurred if the Executive is employed, immediately following such Company Corporate Event, by any entity in which the stockholders of the Company immediately prior to such Company Corporate Event hold, directly or indirectly, a majority of the Voting Power];

Provided that in each case such majority of the Voting Power is represented by securities of the Company that were outstanding immediately prior to such Company Corporate Event (or, if applicable, is represented by shares into which such securities of the Company were converted pursuant to such Company Corporate Event); or

(v) upon the consummation of a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of John Hancock Life Insurance Company which has been approved by the stockholders of John Hancock Life Insurance Company (a "John Hancock Life Insurance Company Corporate Event"), and immediately following the consummation of which the stockholders of John Hancock Life Insurance Company immediately prior to such John Hancock Life Insurance Company Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of

(A) in the case of a merger or consolidation, the surviving or resulting corporation,

(B)   in the case of a statutory share exchange, the acquiring corporation, or

(C) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant John Hancock Life Insurance Company Corporate Event, holds more than 25% of the consolidated assets of John Hancock Life Insurance Company immediately prior to such John Hancock Life Insurance Company Corporate Event, [provided that no Change of Control shall be deemed to have occurred if the Executive is employed, immediately following such John Hancock Life Insurance Company Corporate Event, by any entity in which the stockholders of John Hancock Life Insurance Company immediately prior to such John Hancock Life Insurance Company Corporate Event hold, directly or indirectly, a majority of the Voting Power];

Provided that in each case such majority of the Voting Power is represented by securities of John Hancock Life Insurance Company that were outstanding immediately prior to such John Hancock Life Insurance Company Corporate Event (or, if applicable, is represented by shares into which such securities of John Hancock Life Insurance Company were converted pursuant to such John Hancock Life Insurance Company Corporate Event); or

(vi) any other event occurs which the Board or the John Hancock Life Insurance Company Board declares to be a Change of Control.

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